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                                                                   Exhibit 10.39


February 28, 2001


Mr. Thomas M. Mason
Chief Financial Officer
Tekgraf, Inc.
980 Corporate Woods Parkway
Vernon Hills, Illinois  60061

Re: Amended and Restated Loan and Security Agreement (the "Loan Agreement"), entered into on June 9, 2000 between Tekgraf, Inc., as "Borrower", all those subsidiaries of Borrower identified as "Subsidiary Guarantors" and Wachovia Bank, N.A., as "Lender", as amended or modified to date

Dear Tom:

I am writing to confirm our agreement with you to amend the Loan Agreement in the following particulars, effective this date. Capitalized terms used below, but not expressly defined below, shall have the meanings given to such terms in the Loan Agreement. The amendments shall include the following:

1. The Applicable Rate shall be our Prime Rate PLUS one percent (1%) per annum, changing with each change in the Prime Rate. No more LIBOR Borrowings shall be permitted. All existing LIBOR Borrowings shall be converted to Prime Borrowings, effective this date, bearing interest, however, at the Prime Rate PLUS one percent (1%) per annum. The pricing matrix, set forth in Section 2.2.1(2) of the Loan Agreement, is rescinded, effective this date.

2. The Margin shall be modified by (A) reducing the dollar amount "Four Million Dollars ($4,000,000)," appearing in clause (ii)(A) thereof, to "Two Million Dollars ($2,000,000)," effective this date.

3. Settlement Reports shall be delivered on a weekly basis hereafter, on or before the second Business Day following each calendar week end, effective starting today.

Except only as expressly provided above, the Loan Agreement shall remain in full force and effect.



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Mr. Thomas M. Mason
February 28, 2001
Page 2


This letter agreement contains the entire understanding of the Borrower and Lender regarding the matters addressed herein. Any oral or written representation in conflict with this letter agreement is null and void. Please countersign below, where indicated, to evidence your concurrence.

Sincerely,

WACHOVIA BANK, N.A.

/s/ Dan Denton

Dan Denton
Vice President


Acknowledged and agreed under seal
this 28th day of February 2001


TEKGRAF, INC.



By: /s/ Thomas M. Mason
    Thomas M. Mason
    Chief Financial Officer



Attest: /s/ James J. Reiman
        Title:  Controller


(CORPORATE SEAL)